Exhibit (a)(1)(C)

Notice of Guaranteed Delivery
for
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
Cardiac Science Corporation
at $2.30 Per Share
by
Jolt Acquisition Company
a wholly-owned subsidiary
of
Opto Circuits (India) Ltd.

DO NOT USE FOR SIGNATURE GUARANTEES

This form of notice of guaranteed delivery, or a form substantially equivalent to this form, must be used to accept the offer of Jolt Acquisition Company, a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Opto Circuits (India) Ltd., a public limited company incorporated under the laws of the nation of India (“Opto Circuits”), to purchase all outstanding shares of common stock, par value $0.001 per share (“Shares”), of Cardiac Science Corporation, a Delaware corporation (“Cardiac Science”), at a price of $2.30 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, as described in the Offer to Purchase dated November 1, 2010 and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”), if certificates for Shares and all other required documents cannot be delivered to BNY Mellon Shareowner Services (“BNY Mellon”), which is acting as the information agent, paying agent and depositary, on or prior to the Expiration Date (as defined below), if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date, or if time will not permit all required documents to reach BNY Mellon prior to the Expiration Date.

The term “Expiration Date” has the meaning set forth in Section 1 of the Offer to Purchase. Such form may be delivered by hand or transmitted via facsimile or mailed to BNY Mellon and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the Offer to Purchase.

The Information Agent, Paying Agent and Depositary for the Offer Is:

By Telephone: 9:00 a.m. to 7:00 p.m., New York City time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:
866-354-3484 (Toll-Free)

By Mail BNY Mellon Shareowner Services Attn: Corporate Actions Department Post Office Box 3301 South Hackensack, NJ 07606	By Overnight Courier, Hand or Registered Mail BNY Mellon Shareowner Services Attn: Corporate Actions Department, 27th Floor 480 Washington Blvd — Mail Reorg Jersey City, NJ 07310

By Facsimile Transmission (for Eligible Institutions only): 201-680-4626
Confirm by Telephone: 201-680-4860

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via facsimile to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The guarantee on the back cover page must be completed.

Ladies and Gentlemen:

The undersigned hereby tenders to Jolt Acquisition Company, a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Opto Circuits (India) Ltd., a public limited company incorporated under the laws of the nation of India (“Opto Circuits”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 1, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:   Name(s) of Record Owner(s):

Share Certificate Numbers (if available):

If Shares will be delivered by book-entry transfer:   Address(es):

DTC Participant Number:   Area Code & Telephone Number:

Transaction Code Number:

Date:   Signature(s):

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Guarantee

(Not to be used for Signature Guarantee)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into BNY Mellon’s account at The Depository Trust Company (“DTC”) (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by BNY Mellon at one of its addresses set forth above within three (3) NASDAQ Global Select Market trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to BNY Mellon and must deliver the Letter of Transmittal, Share Certificates and/or any other required documents to BNY Mellon within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Including Zip Code)

Area Code & Telephone Number:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Dated:  , 2010

Note: Do not send Share Certificates with this Notice of Guaranteed Delivery. Share Certificates are to be delivered with the Letter of Transmittal.

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